UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 28, 2006, THQ Inc. (“Registrant”) entered into an Indemnification Agreement with Jeffrey W. Griffiths, a member of Registrant’s Board of Directors.  Registrant has previously entered into identical indemnification agreements with its other directors, as reported on an 8-K filed by the Registrant on December 3, 2004.  The form of the indemnification agreement was filed as an exhibit with the Registrant’s 10-Q for the quarter ended December 31, 2004.

Registrant’s Certificate of Incorporation provides indemnification to the full extent required or permitted by Delaware law; however, the Indemnification Agreement additionally provides the following benefits to Mr. Griffiths: (i) specific procedures for indemnification and the advance of expenses such as (a) time frames for Registrant to respond to requests for indemnification and advancement of expenses, (b) internal corporate procedures for the determination of whether Mr. Griffiths is entitled to indemnification, (c) procedures for the determination of whether Mr. Griffiths is entitled to indemnification in the event of a change of control, and (d) clarity of remedies available to Mr. Griffiths if Registrant denies indemnification or expense advances; (ii) a contractual right of indemnification; and (iii) a requirement that, to the extent Registrant maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Registrant is required to cover Mr. Griffiths to the maximum extent of the coverage available for any director or officer of Registrant.  There is no term to the Indemnification Agreement and Mr. Griffiths’ rights thereunder continue after he ceases to serve Registrant as a director for so long as he shall be subject to any claim which is covered under the Indemnification Agreement.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to (i) statements with respect to the Indemnification Agreement; and (ii) other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser,
Date: March 29, 2006		Edward K. Zinser,
Executive Vice President and Chief Financial Officer